Exhibit 24.1

G. Brad Beckstead
Certified Public Accountant


330 E. Warm Springs
Las Vegas, NV 89119
702.257.1984
702.362.0540 (fax)

June 27, 2003

To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of April 14, 2003, on the Financial Statements of Dicut, Inc. for the year ended March 31, 2002, in its Form 10-KSB/A to be filed with the US Securities and Exchange Commission.

Signed,
/s/ G. Brad Beckstead
G. Brad Beckstead